                                                                  EXHIBIT 10.31

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") dated as of March 31, 1998 is by and between Huntway Refining Company, a Delaware corporation (the "Company"), on the one hand, and each of the persons named on Schedule I to this Agreement (each a "Purchaser").

         The Company is currently a wholly-owned subsidiary of Huntway Partners, L.P., a Delaware limited partnership (the "Partnership"). The Company and the Partnership are parties to an Agreement and Plan of Merger dated as of January 26, 1998 (the "Merger Agreement") pursuant to which, and subject to the terms and conditions of which, the Partnership is to be merged with and into the Company ("the Merger") and each outstanding Common Unit of the Partnership is to be converted into one share of Common Stock, par value $.01 per share, of the Company ("Common Stock"). Immediately prior to the Merger, and subject to the terms of this Agreement, each of the Purchasers wishes to purchase Common Stock from the Company and the Company wishes to sell Common Stock to each of the Purchasers.

     The Purchasers, each of whom is a director or officer of the Partnership or the Company or otherwise has a pre-existing direct or indirect relationship to the Partnership or the Company, desire to purchase Common Stock directly from the Company, and not in the public market, for reasons which include, inter alia, the potential effect that purchases in the public market of the sizes contemplated by this Agreement might have on the trading price of the Common Stock, given the historical trading volume of the Partnership's Common Units, and, in the case of those purchasers whose purchases and sales of Common Stock are subject to Section 16 of the 1934 Act, the advantages afforded purchases directly from an issuer under such Section.

         In consideration of the mutual covenants and conditions set forth in this Agreement, the parties agree as follows (for purposes of which certain capitalized terms are defined in section 5):

     1. PURCHASE AND SALE OF STOCK. Subject to the terms and conditions of this Agreement, each Purchaser will purchase from the Company, and the Company will sell to each Purchaser, as provided in section 2, the number of shares of Common Stock set forth opposite such Purchaser's name on Schedule I, for a price of $1.75 per share (the closing price of a Common Unit of the Partnership on the New York Stock Exchange on March 30, 1998). The shares of Common Stock to be purchased by each Purchaser are referred to herein as "such Purchaser's Shares," and the shares of Common Stock to be purchased by all the Purchasers are referred to herein as the "Shares."

     2. CLOSING. The sale to each Purchaser of such Purchaser's Shares shall take place immediately prior to the effective time of the Merger through the following arrangement: Not later than May 8, 1998, each Purchaser shall deliver to the Company such Purchaser's check payable to the Company in the amount of the purchase price for such Purchaser's Shares. Each Purchaser agrees that at any time on or after May 8, 1998, the Company may cash such Purchaser's check and, subject to the succeeding sentences of this section, retain the proceeds thereof. If the Merger occurs on or before May 31, 1998, and if by the effective time of the Merger the Shares are approved for listing on the New York Stock Exchange subject to official notice of issuance, the Company shall, immediately prior to the effective time of the Merger, issue to each Purchaser a certificate for such Purchaser's Shares (which certificate shall bear the legend described in section 4.4 below) and shall, promptly thereafter, forward such certificate to such Purchaser at such Purchaser's address set forth on Schedule I; provided that if it is subsequently determined that the Merger did not occur as contemplated immediately after such issuance, such Purchaser shall promptly return such certificate to the Company and the Company shall promptly return to such Purchaser such Purchaser's check or, if such Purchaser's check has been cashed, the amount received by the Company as a result. If the Merger does not occur on or before May 31, 1998, or if by the effective time of the Merger the Shares are not approved for listing on the New York Stock Exchange subject to official notice of issuance, the Company shall promptly return to each Purchaser, at such Purchaser's address set forth on
Schedule I, such Purchaser's check or, if such Purchaser's check has been cashed, the amount received by the Company as a result. The Company agrees to use its reasonable best efforts to cause the Shares to be approved for listing on the New York Stock Exchange subject to official notice of issuance as soon as practical.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each of the Purchasers as follows:

         3.1 ORGANIZATION AND CORPORATE AUTHORITY. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to issue and sell the Shares.

         3.2 EXECUTION AND BINDING EFFECT. The execution and delivery of this Agreement and the issuance of the Shares have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

         3.3 AUTHORIZATION AND FILINGS. With the exception of the listing of the Shares on the New York Stock Exchange, no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any authority or any other Person is required to be made or obtained by the Company in order to execute or deliver this Agreement or to consummate the transactions contemplated hereby. The representation and warranty made in the preceding sentence is made in reliance upon the representations and warranties of the Purchasers in section 4.

         3.4 ABSENCE OF CONFLICTS. Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions on the part of the Company contemplated hereby will (a) violate any Law; (b) conflict with or result in a breach or violation of or a default or loss of benefit under or permit the acceleration of any obligation under any provision of the certificate of incorporation or bylaws of the Company, or any agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound, or (c) result in the creation or imposition of any Lien on any property or asset of the Company, in each case or in the aggregate which would have a material adverse effect on the business, operations, prospects or condition, financial or otherwise, of the Company.

         3.5 SEC FILINGS. The Company has filed with the Securities and Exchange Commission an Annual Report on Form 10-K for the year ended December 31, 1997 (the "Form 10-K") and a registration statement on Form S-4 (No. 333-45093) related to the Merger (the "Registration Statement") and is about to file with the Securities and Exchange Commission Pre-effective Amendment No. 1 to the Registration Statement, the current draft of which (dated April 8, 1998), including the Exhibits thereto and the Form 10-K incorporated by reference therein, is referred to herein as "Draft Amendment No. 1"). Draft Amendment No.1 does not, and will not at the time it is filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         3.6 PRIVATE OFFERING. No form of general solicitation or general advertising, including but not limited to advertisements, articles, notices or other communications, published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, was used by the Company or any of the Company's representatives, or, to the knowledge of the Company, any other authorized Person acting on behalf of the Company, in connection with the transactions contemplated by this Agreement. Assuming the accuracy of the representations of the Purchasers set forth in section 4, neither the Company nor any authorized Person acting on the Company's behalf has taken or will take any action that would subject the purchase of the Shares by the Purchasers or the sale of the Shares to the Purchasers to the provisions of section 5 of the 1933 Act.

         3.7 BROKERS AND FINDERS. Neither the Company nor any authorized Person acting on behalf of the Company has employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement that would be entitled to a broker's, finder's or similar fee or commission in connection therewith.

     4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. This Agreement is made with each Purchaser in reliance upon such Purchaser's representations and warranties to the Company, which by such Purchaser's execution and delivery hereof such Purchaser represents and warrants severally as to itself, but not jointly as to any other Purchaser, that:

         4.1 GOOD FUNDS. Upon the Company's cashing of such Purchaser's check as contemplated in section 2, the Company will promptly receive good funds in the amount of such check.

         4.2 INVESTMENT INTENT. Such Purchaser is acquiring such Purchaser's Shares pursuant to this Agreement with such Purchaser's own funds for such Purchaser's own account and not as a nominee or agent. Such Purchaser is not obligated to transfer any Shares to anyone else nor does such Purchaser have any agreements or understandings to do so. Such Purchaser is purchasing the Shares for investment for an indefinite period and not with a view to the sale or distribution of any Shares by public or private sale or other disposition except in compliance with the 1933 Act and applicable state securities laws, and such Purchaser has no intention of selling, granting any participation in or otherwise distributing or disposing of any Shares except in compliance with the 1933 Act and applicable state securities laws. Such Purchaser does not intend to subdivide such Purchaser's purchase of Shares with anyone. Notwithstanding the foregoing, such Purchaser's right to sell or otherwise dispose of all or any part of such Purchaser's Shares pursuant to an effective registration statement under the 1933 Act or under an exemption available from such registration available under the 1933 Act shall not be prejudiced.

         4.3 NO PUBLIC OFFERING. Such Purchaser is able to bear the economic risk of such Purchaser's investment in such Purchaser's Shares. Such Purchaser is aware that such Purchaser must be prepared to hold such Purchaser's Shares for an indefinite period and that such Purchaser's Shares have not been registered under the 1933 Act or registered or qualified under any state securities law, on the ground, among others, that no distribution or public offering of such Purchaser's Shares is to be effected and such Purchaser's Shares are being issued by the Company without any public offering within the meaning of section 4(2) of the 1993 Act. Such Purchaser has received and reviewed the 10-K (excluding the Exhibits thereto) and Draft Amendment No. 1 (excluding the Exhibits thereto), including Exhibits A and B to the Prospectus included therein. Such Purchaser has had an opportunity to discuss the Partnership's business, management and financial affairs with its management. Such Purchaser is not subscribing for such Purchaser's Shares as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or any solicitation of a subscription by a Person not previously known to such Purchaser in connection with investments in securities generally.

         4.4  CERTIFICATES TO BE LEGENDED.   Such Purchaser understands that
each certificate evidencing any of such Purchaser's Shares will bear the following legend on the reverse thereof:

              "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state or other jurisdiction (together, the "Securities Laws") and may not be offered for sale, sold, transferred or otherwise disposed of except after delivery to the issuer of a written opinion reasonably satisfactory to the issuer from counsel satisfactory to the issuer that the proposed disposition will not require registration under applicable Securities Laws"

         4.5 SHARES WILL BE "RESTRICTED SECURITIES". Such Purchaser understands that such Purchaser's Shares will be "restricted securities" as that term is defined in Rule 144 under the 1933 Act and, accordingly, that such Purchaser's Shares must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from such registration is available under such Rule or otherwise.

         4.6 NO REGISTRATION RIGHTS. Such Purchaser understands that the Company has no obligation to such Purchaser to register any of such Purchaser's Shares under the 1933 Act.

         4.7 ACCREDITED INVESTOR. Such Purchaser has been advised or is aware of the provisions of Regulation D under the 1933 Act relating to the accreditation of investors, and such Purchaser is an "accredited investor" as defined in Regulation D under the 1933 Act. Schedule 4.7 sets forth the basis on which such Purchaser is relying to meet the definition of accredited investor.

         4.8 SOPHISTICATION OF THE PURCHASER. Such Purchaser has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of such Purchaser's investment contemplated by this Agreement and has the capacity to protect such Purchaser's own interests.

         4.9 BROKERS' FEES. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Purchaser.

         4.10 EXISTING OWNERSHIP. Such Purchaser does not own 5% or more of the outstanding Common Units of the Partnership.

         4.11 INSIDER TRADING. Such Purchaser acknowledges that the Partnership is an issuer with securities registered pursuant to the 1934 Act and that such Purchaser's disclosure of nonpublic information regarding the Partnership or the Company or any subsidiary of either or such Purchaser's trading in the securities of the Partnership or the Company while in possession of such information may, depending on the facts and circumstances, subject such Purchaser to liability under the 1934 Act.

     5.  CERTAIN DEFINITIONS.  For purposes of this Agreement:

         "Business Day" shall mean any day other than a Saturday, Sunday, statutory holiday, or other day on which banks in the State of California are required by law to close or are customarily closed.

         "Law" shall mean any judgment, decree, order, statute, law, ordinance, rule or regulation of any governmental authority (including common law), constitution, statute, treaty, regulation, rule, ordinance, judgement, order, foreign injunction, writ, decree or award of any governmental authority.

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment for security, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement), any capital lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement (other than notice filings not perfecting a security interest) under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.

         "1933 Act"shall mean the Securities Act of 1933, as amended.

         "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Person" shall mean a natural person, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, limited liability company, governmental authority, or any other entity.

     6.  MISCELLANEOUS.

         6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and the Purchasers contained in this Agreement and in Schedule 4.7 hereto, and the liability of the party making such representations and warranties for breaches thereof, shall survive the consummation of the transactions contemplated hereby. The Company and the Purchasers in executing and delivering and in carrying out the provisions of this Agreement are relying solely on such representations, and warranties, and not upon any representation, warranty, agreement, promise or information, written or oral, made by any Persons other than as specifically set forth herein or therein.

         6.2 POWERS AND RIGHTS NOT WAIVED; REMEDIES CUMULATIVE. No delay or failure on any party's part in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any other or further exercise thereof or the exercise of any other power or right, and the parties' rights and remedies are cumulative to and are not exclusive of any rights or remedies the parties would otherwise have, and no waiver or consent given or extended pursuant hereto shall extend to or affect any obligation or right not expressly waived or consented to.

         6.3 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and each of the Purchasers.

         6.4 NOTICES. Any notice, consent, authorization or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally by facsimile transmission or three days after being mailed by first class mail, or the next Business Day after being deposited for next-day delivery with a nationally recognized overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice at the following address for such party (or at such other address as shall be specified by like notice):

              (a)   if to the Company, to:

                    Huntway Refining Company
                    25129 The Old Road 322
                    Newhall, CA 91381
                    Attention:  Warren Nelson
                    Telephone:  (805) 254-1220
                    Facsimile:  (805) 286-1588

              (b) if to a Purchaser, to the address of such Purchaser set forth on Schedule I.

         6.5 ENTIRE AGREEMENT. This Agreement (including the Schedules hereto) contains the entire agreement of the parties and supersedes all prior negotiations, correspondence, agreements and understandings, written and oral, between or among the parties, regarding the subject matter hereof.

         6.6 SUCCESSORS AND ASSIGNS. The Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         6.7 SEVERABILITY. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held to be invalid or unenforceable, shall not be affected thereby.

         6.8 GOVERNING LAW. All corporate law issues arising under this Agreement shall be governed by and construed and interpreted in accordance with the General Corporation Law of the State of Delaware. All other issues arising under this Agreement shall be governed by and construed and interpreted in accordance with the Law of the State of California, without regard to that state's conflict of laws principles.

         6.9 FURTHER ASSURANCES. Each party shall execute such other and further certificates, instruments and other documents as may be necessary and proper to implement, complete and perfect the transactions contemplated by this Agreement.

         6.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which together shall be considered one and the same agreement.

                              *     *     *     *

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first set forth above.


                                           The Company:

                                           HUNTWAY REFINING COMPANY

                                           By__________________________________
                                                Name:__________________________
                                                Title:_________________________

  The Purchasers:


--------------------------------------   --------------------------------------
  Name: J. C. "Mac" McFarland              Name: Delton E. Crandell


--------------------------------------   --------------------------------------
  Name: Doris E. Fleisher                  Name: Warren J. Nelson


--------------------------------------   --------------------------------------
  Name: Terrance L. Stringer               Name: William G. Darnell


--------------------------------------   --------------------------------------
  Name: Stephen P. Piatek                  Name: Juan Y. Forster


--------------------------------------   --------------------------------------
  Name: Margaret N. Rosegay                Name: Mary Louise Nelson


--------------------------------------   --------------------------------------
  Name: Richard E. Becker                  Name: Lucian A. Nawrocki

                                                                     SCHEDULE I

                                   PURCHASERS




                       Number of
                       Shares Being
Name                   chased
J. C. "Mac" McFarland    57,000


Doris E. Fleisher         6,000


Terrance L. Stringer      7,000



Stephen P. Piatek         6,000


Margaret N. Rosegay       6,000


Delton E. Crandell       12,000


Warren J. Nelson         12,000


William G. Darnell       15,000


Juan Y. Forster          15,000


Mary Louise Nelson        5,000


Lucian A. Nawrocki        5,000


Richard E. Becker         4,000



                                  SCHEDULE 4.7


     Each Purchaser severally, but not jointly, represents and warrants to the Company that he or she is an accredited investor as defined in Regulation D under the 1933 Act because, as set forth next to such Purchaser's name below, either (a) such Purchaser has an individual net worth, or joint net worth with his or her spouse, exceeding $1,000,000, or (b) such Purchaser had an individual income in excess of $200,000 in each of 1996 and 1997 and has a reasonable expectation of reaching the same income level in 1998, or (c) such Purchaser had a joint income with his or her spouse in excess of $300,000 in each of 1996 and 1997 and has a reasonable expectation of reaching the same income level in 1998:


     NAME OF PURCHASER                APPLICABLE CLAUSE
     -----------------                -----------------
J. C. "Mac" McFarland                       (a)

Doris E. Fleisher                           (a)

Terrance L. Stringer                        (b)

Stephen P. Piatek                           (a)

Margaret N. Rosegay                         (b)

Delton E. Crandell                          (a)

Warren J. Nelson                            (a)

William G. Darnell                          (a)

Juan Y. Forster                             (a)

Mary Louise Nelson                          (a)

Lucian A. Nawrocki                          (b)

Richard E. Becker                           (a)